Exhibit 99.1
News Release
Media Contact: Megan Manzari Investor Contact: Nathan Smith
(315) 730-2379 (801) 505-5067
megan.manzari@myriad.com nathan.smith@myriad.com

Myriad Genetics Reports First Quarter Revenue and Reiterates Guidance for 2022

Highlights:
•Revenue of $164.9 million for the quarter ended March 31, 2022
◦Excluding revenue from divested businesses, revenue increased 11% year-over-year
•Diluted GAAP earnings per share (EPS) of $(0.26) and adjusted EPS of $(0.03) in the first quarter of 2022 improved by $0.26 and $0.03 year-over-year, respectively
•Ended the quarter with $339.2 million in cash, cash equivalents and investments
•New partnership with Intermountain Precision Genomics to launch Precise™ Liquid Biopsy Therapy Selection Test

SALT LAKE CITY, May 5, 2022 – Myriad Genetics, Inc. (NASDAQ: MYGN), a leader in genetic testing and precision medicine, today announced financial results for its first quarter 2022. The company also reiterated long-term and 2022 financial guidance and provided an update on business performance, recent product launches and strategic growth initiatives.

“We continue to execute on our transformation and growth plan with strong commercial demand for new offerings like our recently launched suite of Precise™ Oncology Solutions. In Mental Health, the GeneSight® Psychotropic test reached one of its highest quarterly volume levels ever while our Women’s Health products generated double digit year-over-year revenue growth in the first quarter of 2022. Fast Company also named Myriad Genetics among its 2022 list of the world’s most innovative companies. Throughout the COVID-19 pandemic, we continued to invest in innovation to meet the needs of patients and healthcare providers, digital engagement to drive increased demand, tech-enabled commercial tools to improve customer experience, and our Lab of the Future to improve productivity. We are pleased to see the results of these efforts across multiple lines of business, and I want to thank my teammates and our provider partners for their continued efforts to serve our patients during the pandemic in what continues to be a very difficult operating environment,” said Paul J. Diaz, president and CEO, Myriad Genetics.

Financial and Operational Highlights:
•Diagnostic test volumes of 241,000 in the first quarter of 2022 increased 10% year-over-year and 2% sequentially from the fourth quarter of 2021, excluding divested businesses. Sequential volumes were impacted during the first six weeks of 2022 by access constraints and staffing challenges due to COVID-19 and its variants, particularly in the hereditary cancer testing business.
◦Hereditary cancer test volumes for the quarter decreased 12% year-over-year and 10% sequentially. Excluding the impact of COVID-19 and its variants in the first six weeks of the quarter, the company estimates hereditary cancer test volumes for the quarter would have decreased 3% year-over-year and 1% sequentially in-line with typically weaker first quarter seasonal trends.
◦Prenatal test volumes in Women's Health for the quarter decreased 1% year-over-year and increased 3% sequentially.
◦Tumor profiling test volumes in Oncology for the quarter increased 12% year-over-year and 17% sequentially.
◦Pharmacogenomics test volumes in Mental Health for the quarter increased 49% year-over-year and 7% sequentially.
•Overall, average selling price (ASP)1 in the first quarter of 2022 increased 1% year-over-year and sequentially, excluding divested businesses. Positive ASP trends are primarily due to benefits realized from operational efficiencies and improved revenue cycle management.
•Total revenue in the first quarter of 2022 was $164.9 million, an increase of 11% year-over-year and 2% sequentially, excluding the divested business revenue from Myriad RBM, Autoimmune and myPath Melanoma.
◦Sequential 2% revenue improvement came in spite of an estimated $7-9 million negative revenue impact due to access restraints and staffing challenges from new COVID-19 variants and typical weaker first quarter seasonality trends.
•The following table summarizes year-over-year quarterly revenue changes in the company's core businesses by product category:

	Three months ended
(in millions)	March 31, 2022	March 31, 2021	% Change
Product revenues:
Hereditary cancer	$70.9	$76.1	(7)%
Prenatal	31.9	23.7	35%
Pharmacogenomics	29.3	17.6	66%
Tumor profiling	32.5	31.0	5%
Total	$164.6	$148.4	11%

1 Average selling price is calculated as total molecular diagnostics revenue divided by total molecular diagnostics test volume.

•GAAP gross margin in the first quarter of 2022 was 70.9%; adjusted gross margin in the quarter was 71.1%, which decreased 40 basis points year-over-year.
•GAAP total operating expenses in the first quarter of 2022 were $142.5 million, decreasing $27.0 million year-over-year; adjusted operating expenses in the quarter decreased $7.0 million year-over-year to $120.0 million.
•GAAP operating loss in the first quarter of 2022 was $25.6 million, improving $21.1 million year-over-year; adjusted operating loss was $2.8 million, improving $0.5 million year-over year.
•Diluted GAAP EPS in the first quarter of 2022 were $(0.26), improving $0.26 year-over-year; adjusted EPS were $(0.03), improving $0.03 year-over-year.
•Ended the first quarter of 2022 with $339.2 million in cash, cash equivalents and investments and no debt outstanding.

Business Performance and Highlights:

Oncology
The Myriad Genetics Oncology business provides hereditary cancer testing, including MyRiskTM hereditary cancer test with RiskScore®, for patients who have cancer. It also provides tumor profiling products such as the EndoPredict® breast cancer prognostic test, the Precise® Tumor molecular tumor profiling test, the Prolaris® prostate cancer test, and the myChoiceCDx® companion diagnostic test for predicting response to PARP inhibitors. The Oncology business delivered revenue of $69.8 million in the first quarter of 2022, a decrease of 8% year-over-year and an increase of 4% sequentially from the fourth quarter of 2021.
•In March of 2022, Myriad Genetics launched Precise Tumor for molecular tumor profiling – part of a suite of Precise Oncology Solutions that combines the company’s MyRisk germline hereditary cancer testing technology and its myChoiceCDx companion diagnostic test with a Myriad Genetics tumor profiling test powered by Illumina, Inc.'s TruSightTM Oncology 500 (TSO500) assay and processed by Intermountain Precision Genomics.
•In April of 2022, Myriad Genetics announced an expansion of its partnership with Intermountain Precision Genomics to add a new liquid biopsy therapy selection test to its suite of Precise Oncology Solutions. The Myriad Genetics liquid biopsy test will use Illumina's TSO500 ctDNA assay and be processed by Intermountain Precision Genomics.
•In March of 2022, Myriad Genetics received U.S. Food and Drug Administration (FDA) approval for BRACAnalysis® CDx as a companion diagnostic test for use with Lynparza® in early-stage breast cancer treatment. BRACAnalysis CDx is now the only germline test approved by the FDA as a companion diagnostic for treatment of HER2 negative high-risk early-stage breast cancer.
•Prolaris is a prostate cancer prognostic test designed to assess prostate cancer aggressiveness. It is the only test that measures how fast prostate cancer tumors are growing. In the first quarter of

2022, Prolaris saw continued volume growth with a record-breaking number of tests ordered in a month during March of 2022, beating its previous monthly volume record by 8%.

Women’s Health
The Myriad Genetics Women’s Health business serves women of all ancestries by assessing their risk of cancer and offers prenatal testing solutions for those who are pregnant or planning a family. Women’s Health delivered revenue of $65.5 million in the first quarter of 2022, an increase of 19% year-over-year and 2% sequentially from the fourth quarter of 2021.
•Hereditary Cancer
◦Myriad Genetics continues to address the health inequities and accessibility challenges that exist within the hereditary cancer testing market. Myriad Genetics' MyRisk hereditary cancer test with RiskScore for all ancestries offers the first and only personalized 5-year and lifetime breast cancer risk assessment for all women, including those of non-European ancestry. RiskScore is available at no additional cost to women who take the MyRisk test.
◦In March of 2022, Myriad Genetics expanded its MyRisk hereditary cancer test to include thirteen additional actionable gene markers and four new indications: including indications for renal, lung, endocrine and gastric cancers.
•Prenatal
◦Myriad Genetics saw continued growth in the first quarter of 2022 from its Prequel® noninvasive prenatal screening (NIPS) test, including proprietary AMPLIFY™ technology, which significantly enhances the test's performance and works to reduce test failure rates so that patients may avoid unnecessary invasive procedures. Prequel continues to provide future parents with critical genetic insights for family planning.

Mental Health
The Myriad Genetics Mental Health business consists of the GeneSight psychotropic test that covers 64 medications commonly prescribed for depression, anxiety, attention deficit hyperactivity disorder, and other psychiatric conditions. GeneSight helps physicians understand how genetic alterations impact patient response to antidepressants and other drugs. In the pharmacogenomics category, GeneSight delivered revenue of $29.3 million in the first quarter of 2022, an increase of 66% year-over-year and flat sequentially from the fourth quarter of 2021.
•For the first quarter of 2022, the Mental Health business reported one of its highest GeneSight volumes ever, overcoming industry-wide challenges presented in the first six weeks of 2022 by new COVID-19 variants, which the company believes demonstrates the effectiveness of the company's new commercial capabilities, marketing strategies, and customer-centric sales initiatives implemented during the past year.
•Myriad Genetics recently launched GeneSight Psychotropic 4.1 in March of 2022 – an update to the GeneSight test featuring improved clinical considerations, drug categorization, additional medications, and revised phenotype language for certain genes.

Key Accomplishments in the Quarter
In the first quarter of 2022, Myriad Genetics unveiled a number of new technological capabilities with the launch of several new digital enhancement tools and partnerships.
•In February of 2022:
◦The company launched its Unified Provider Ordering Portal in February of 2022 to create a new digital engagement experience for oncologists and their patients - offering a streamlined, tech enabled portal that simplifies ordering and reporting processes. The portal will be rolled out in the Women's Health business unit in the third quarter of 2022 and for all other Myriad Genetics products by the second quarter of 2023.
◦Myriad Genetics partnered with Genome Medical, Inc. to launch a virtual care solution that guides patients through the end-to-end hereditary cancer testing process from ordering a MyRisk test to receiving and reviewing results with a Genome Medical expert. This service is designed to expand awareness and access to genetic insights while providing professional guidance and support to those in need.
◦The new MyGeneHistoryTM 3.0 platform also launched in February of 2022. This new technology provides a customizable assessment service that was created to meet the needs of clinicians with a modern user experience that easily integrates with Myriad Genetics' Unified Provider Ordering Portal and Genome Medical, Inc.'s systems.
•In March of 2022, the company put in place new solutions to address patient and provider expectations on price transparency and affordability for its prenatal and hereditary cancer tests. Myriad Genetics has a wide breadth of coverage for prenatal and hereditary cancer testing and has taken steps to equip providers and patients with more accurate pricing information at the point of service and enhanced affordability programs to enable them to make the best decisions for the health and well-being of every patient.
•As part of Myriad Genetics’ $50+ million technology investment to drive volume and improve productivity, the company is in the process of implementing new sequencing capabilities, powered by advanced robotics and data analytics, in its Lab of the Future. Construction of the company's new advanced molecular diagnostics lab in Salt Lake City began in April 2022, and construction of the company's new research and innovation center in South San Francisco is expected to begin in August of 2022.

“We are confident that these new technological capabilities, together with the product enhancements and new products rolled-out this quarter, significantly improve the company’s competitive position, and will accelerate growth in the second half of 2022 and 2023,” said Paul J. Diaz.

Financial Guidance
Below is a table reiterating Myriad Genetics' fiscal year 2022 financial guidance:

(in millions, except per share amounts)	Revenue	Gross Margins	GAAP OPEX	Adjusted OPEX	GAAP EPS	Adjusted EPS
FY 2022	$670 - $700	70% - 72%	$556 - $566	$470 - $480	$(0.90) - $(0.70)	$0.00 - $0.20

Myriad Genetics' fiscal year 2022 non-GAAP guidance begins with the comparable GAAP financial measure and excludes the impact of stock-based compensation expense ($36.5 million), non-cash amortization associated with acquisitions ($41.0 million) and special items such as costs related to transformation initiatives ($8.5 million). In addition to fiscal 2022 non-GAAP guidance, Myriad Genetics reiterates its long-term financial guidance of 9-12% estimated organic revenue growth through 2024. These projections are forward-looking statements and are subject to the risks summarized in the safe harbor statement at the end of this press release. The company will provide further details on its business outlook during the conference call today and discuss first quarter 2022 financial results. Myriad Genetics plans on hosting its 2022 Investor Day in New York City on August 11, 2022.

Conference Call and Webcast
A conference call will be held today, Thursday, May 5, 2022, at 4:30 p.m. EDT to discuss Myriad Genetics’ financial results and business developments for the first quarter 2022. The dial-in number for domestic callers is 1-800-954-0620. International callers may dial 1-212-231-2920. All callers will be asked to reference reservation number 22018216. An archived replay of the call will be available for seven days by dialing 1-800-633-8284 and entering the reservation number above. The conference call and slide presentation will be available through a live webcast at www.myriad.com.

About Myriad Genetics
Myriad Genetics is a leading genetic testing and precision medicine company dedicated to advancing health and well-being for all. Myriad develops and commercializes genetic tests that help assess the risk of developing disease or disease progression and guide treatment decisions across medical specialties where critical genetic insights can significantly improve patient care and lower healthcare costs. For more information, visit www.myriad.com.

Myriad, the Myriad logo, BRACAnalysis, BRACAnalysis CDx, Colaris, Colaris AP, MyRisk, Myriad myRisk, MyRisk Hereditary Cancer, myChoice, Tumor BRACAnalysis CDx, myChoice CDx, Prequel, Prequel with Amplify, Amplify, Foresight, Precise, FirstGene, Health.Illuminated., RiskScore, Prolaris, GeneSight, and EndoPredict are registered trademarks or trademarks of Myriad Genetics, Inc. All third-party marks—® and ™—are the property of their respective owners. © 2022 Myriad Genetics, Inc. All rights reserved.

Revenue by Product (Unaudited):

	Three months ended March 31,
(in millions)	2022					2021
	WH	ONC	MH	Other	Total	WH	ONC	MH	Other	Total	% Change
Hereditary Cancer	$33.6	$37.3	$—	$—	$70.9	$31.5	$44.6	$—	$—	$76.1	(7)%
Tumor Profiling	—	32.5	—	—	32.5	—	31.0	—	—	31.0	5%
Prenatal	31.9	—	—	—	31.9	23.7	—	—	—	23.7	35%
Pharmacogenomics	—	—	29.3	—	29.3	—	—	17.6	—	17.6	66%
Autoimmune	—	—	—	0.3	0.3	—	—	—	10.7	10.7	(97)%
Other	—	—	—	—	—	—	—	—	0.5	0.5	(100)%
Total molecular diagnostic	65.5	69.8	29.3	0.3	164.9	55.2	75.6	17.6	11.2	159.6	3%
Total pharma and clinical	—	—	—	—	—	—	—	—	13.5	13.5	(100)%
Total Revenue	$65.5	$69.8	$29.3	$0.3	$164.9	$55.2	$75.6	$17.6	$24.7	$173.1	(5)%

Business Units:
WH = Women’s Health
ONC = Oncology
MH = Mental Health

Product Categories:
Hereditary Cancer - MyRisk, BRACAnalysis, BRACAnalysis CDx
Tumor Profiling – myChoice CDx, Prolaris, EndoPredict, Precise
Prenatal – Foresight, Prequel
Pharmacogenomics – GeneSight
Autoimmune – Vectra
Other – myPath
Pharma and clinical – RBM, COVID-19 testing

MYRIAD GENETICS, INC.
AND SUBSIDIARIES
Consolidated Statements of Operations
(in millions, except per share amounts)

	Three months ended March 31,
	2022	2021
	(unaudited)
Molecular diagnostic testing	$164.9	$159.6
Pharmaceutical and clinical services	—	13.5
Total revenue	164.9	173.1
Costs and expenses:
Cost of molecular diagnostic testing	48.0	44.1
Cost of pharmaceutical and clinical services	—	6.2
Research and development expense	21.2	23.1
Selling, general, and administrative expense	110.6	146.4
Goodwill and long-lived asset impairment charges	10.7	—
Total costs and expenses	190.5	219.8
Operating loss	(25.6)	(46.7)
Other income (expense):
Interest income	0.1	0.2
Interest expense	(0.9)	(3.0)
Other	—	(0.1)
Total other income (expense), net	(0.8)	(2.9)
Loss before income tax	(26.4)	(49.6)
Income tax benefit	(5.9)	(10.1)
Net loss	$(20.5)	$(39.5)
Net loss attributable to non-controlling interest	—	—
Net loss attributable to Myriad Genetics, Inc. stockholders	$(20.5)	$(39.5)
Net loss per share:
Basic and diluted	$(0.26)	$(0.52)
Weighted average shares outstanding:
Basic and diluted	80.1	76.0

MYRIAD GENETICS, INC.
AND SUBSIDIARIES
Consolidated Balance Sheets
(in millions, except share information)

	March 31, 2022	December 31, 2021
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$165.2	$258.4
Marketable investment securities	103.2	81.4
Trade accounts receivable	101.7	91.3
Inventory	15.6	15.3
Prepaid taxes	18.8	18.4
Prepaid expenses and other current assets	22.9	20.0
Total current assets	427.4	484.8
Operating lease right-of-use assets	70.9	81.8
Long-term marketable investment securities	70.8	59.0
Property, plant and equipment, net	45.7	43.5
Intangibles, net	393.6	404.1
Goodwill	238.8	239.2
Other assets	8.2	8.3
Total assets	$1,255.4	$1,320.7
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	27.1	29.6
Accrued liabilities	124.8	156.5
Current maturities of operating lease liabilities	13.4	13.0
Deferred revenues	0.7	5.2
Total current liabilities	166.0	204.3
Unrecognized tax benefits	28.0	27.9
Long-term deferred taxes	29.9	35.8
Noncurrent operating lease liabilities	76.5	79.3
Other long-term liabilities	4.9	5.6
Total liabilities	305.3	352.9
Commitments and contingencies
Stockholders’ equity:
Common stock, 80.3 million and 80.0 million shares outstanding at March 31, 2022 and December 31, 2021, respectively	0.8	0.8
Additional paid-in capital	1,231.6	1,226.3
Accumulated other comprehensive loss	(7.6)	(5.1)
Accumulated deficit	(274.7)	(254.2)
Total Myriad Genetics, Inc. stockholders’ equity	950.1	967.8
Non-controlling interest	—	—
Total stockholders' equity	950.1	967.8
Total liabilities and stockholders’ equity	$1,255.4	$1,320.7

MYRIAD GENETICS, INC.
AND SUBSIDIARIES
Consolidated Statements of Cash Flows
(in millions)

	Three months ended March 31,
	2022	2021
	(unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss attributable to Myriad Genetics, Inc. stockholders	$(20.5)	$(39.5)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	13.0	18.4
Non-cash interest expense	0.2	0.5
Non-cash lease expense	3.1	3.5
Stock-based compensation expense	10.1	9.0
Deferred income taxes	(5.9)	(11.8)
Unrecognized tax benefits	0.2	0.3
Impairment of goodwill and long-lived assets	10.7	—
Changes in assets and liabilities:
Prepaid expenses and other current assets	(3.0)	(2.5)
Trade accounts receivable	(10.5)	(4.7)
Inventory	(0.2)	2.4
Prepaid taxes	(0.4)	90.3
Other assets	(0.3)	(1.2)
Accounts payable	(3.2)	0.3
Accrued liabilities	(35.3)	8.4
Deferred revenue	(4.5)	(1.6)
Net cash provided by (used in) operating activities	(46.5)	71.8
CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(6.3)	(7.1)
Purchases of marketable investment securities	(52.1)	—
Proceeds from maturities and sales of marketable investment securities	17.1	15.3
Net cash provided by (used in) investing activities	(41.3)	8.2
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from common stock issued under stock-based compensation plans	0.3	26.5
Payment of tax withheld for common stock issued under stock-based compensation plans	(5.1)	(0.5)
Payment of contingent consideration recognized at acquisition	—	(3.3)
Fees associated with refinancing of revolving credit facility	—	(1.2)
Repayment of revolving credit facility	—	(70.0)
Net cash used in financing activities	(4.8)	(48.5)
Effect of foreign exchange rates on cash and cash equivalents	(0.6)	0.4
Net increase (decrease) in cash and cash equivalents	(93.2)	31.9
Cash and cash equivalents at beginning of the period	258.4	117.0
Cash and cash equivalents at end of the period	$165.2	$148.9

Safe Harbor Statement
This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including Myriad Genetic's long-term and fiscal year 2022 financial guidance, statements relating to the rollout of the Unified Provider Ordering Portal in the Women's Health business unit in the third quarter of 2022 and for all other company products by the second quarter of 2023, the acceleration of growth in the second half of 2022 and 2023, the addition of a new liquid biopsy therapy selection test to the company's suite of Precise Oncology Solutions, including that the test will use Illumina's TSO500 ctDNA assay and be processed by Intermountain Precision Genomics, the expected timing for construction to start on the company's new research and innovation center in South San Francisco, and the company's strategic imperatives under the caption "About Myriad Genetics." These “forward-looking statements” are management’s present expectations of future events and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those described in the forward-looking statements. These risks include, but are not limited to: uncertainties associated with COVID-19, including its possible effects on the company’s operations and the demand for its products and services and the company’s ability to efficiently and flexibly manage its business; the risk that sales and profit margins of the company’s existing molecular diagnostic tests may decline or that the company may not be able to operate its business on a profitable basis; risks related to the company’s ability to generate sufficient revenue from its existing product portfolio or in launching and commercializing new tests; risks related to changes in governmental or private insurers’ coverage and reimbursement levels for the company’s tests or the company’s ability to obtain reimbursement for its new tests at comparable levels to its existing tests; risks related to increased competition and the development of new competing tests and services; the risk that the company may be unable to develop or achieve commercial success for additional molecular diagnostic tests in a timely manner, or at all; the risk that the company may not successfully develop new markets for its molecular diagnostic tests, including the company’s ability to successfully generate revenue outside the United States; the risk that licenses to the technology underlying the company’s molecular diagnostic tests and any future tests are terminated or cannot be maintained on satisfactory terms; risks related to delays or other problems with operating and constructing the company’s laboratory testing facilities; risks related to public concern over genetic testing in general or the company’s tests in particular; risks related to regulatory requirements or enforcement in the United States and foreign countries and changes in the structure of the healthcare system or healthcare payment systems; risks related to the company’s ability to obtain new corporate collaborations or licenses and acquire or develop new technologies or businesses on satisfactory terms, if at all; risks related to the company’s ability to successfully integrate and derive benefits from any technologies or businesses that it licenses, acquires or develops; risks related to the company’s projections about the potential market opportunity for the company’s current and future products; the risk that the company or its licensors may be unable to protect or that third parties will infringe the proprietary technologies underlying the company’s tests;

the risk of patent-infringement claims or challenges to the validity of the company’s patents; risks related to changes in intellectual property laws covering the company’s molecular diagnostic tests, or patents or enforcement, in the United States and foreign countries; risks related to security breaches, loss of data and other disruptions, including from cyberattacks; risks of new, changing and competitive technologies and regulations in the United States and internationally; the risk that the company may be unable to comply with financial operating covenants under the company’s credit or lending agreements; risks related to any material weakness in the company's internal control over financial reporting, including the impact thereof and the company's remediation plan, and the company's inability to achieve and maintain effective disclosure controls and procedures and internal control over financial reporting; risks related to current and future lawsuits, including product or professional liability claims; and other factors discussed under the heading “Risk Factors” contained in Item 1A of the company’s Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission on February 25, 2022, as well as any updates to those risk factors filed from time to time in the company’s Quarterly Reports on Form 10-Q or Current Reports on Form 8-K.

Reconciliation of Revenue to Revenue Excluding Divested Businesses for the Three Months ended March 31, 2022, December 31, 2021, and March 31, 2021
(unaudited data in millions, except per share amount)

	Three months ended
	March 31, 2022	December 31, 2021	March 31, 2021
Revenue Excluding Divested Businesses
Revenue	$164.9	$160.9	$173.1
Myriad RBM Revenues	—	—	(11.0)
Autoimmune Revenues	(0.3)	0.1	(10.7)
COVID Testing Revenues	—	—	(2.5)
MyPath Revenues	—	—	(0.5)
Revenue Excluding Divested Businesses	$164.6	$161.0	$148.4

Statement regarding use of non-GAAP financial measures
In this press release, the company’s financial results and financial guidance are provided in accordance with accounting principles generally accepted in the United States (GAAP) and using certain non-GAAP financial measures. Management believes that presentation of operating results using non-GAAP financial measures provides useful supplemental information to investors and facilitates the analysis of the company’s core operating results and comparison of operating results across reporting periods. Management also uses non-GAAP financial measures to establish budgets and to manage the company’s business. A reconciliation of the GAAP financial results to non-GAAP financial results is included in the schedules below and a description of the adjustments made to the GAAP financial measures is included at the end of the schedules.
The company encourages investors to carefully consider its results under GAAP, as well as its supplemental non-GAAP information and the reconciliation between these presentations, to more fully understand its business. Non-GAAP financial results are reported in addition to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP.

Reconciliation of GAAP to Non-GAAP Financial Measures
for the Three Months ended March 31, 2022 and 2021
(unaudited data in millions, except per share amount)

	Three months ended March 31,
	2022	2021
Adjusted Gross Margin
GAAP Gross Profit (1)	$116.9	$122.8
Equity compensation	0.3	0.3
Other adjustments	—	0.6
Adjusted Gross Profit	$117.2	$123.7
Adjusted Gross Margin	71%	71%
(1) Consists of total revenues less cost of molecular diagnostic testing and cost of pharmaceutical and clinical services from the Consolidated Statements of Operations.

	Three months ended March 31,
	2022	2021
Adjusted Operating Expenses
GAAP Operating Expenses (1)	$142.5	$169.5
Acquisition - amortization of intangible assets	(10.2)	(15.2)
Goodwill and long-lived asset impairment charges	(10.7)	—
Equity compensation	(9.8)	(8.5)
Transformation initiatives	(4.0)	(7.5)
Legal charges, net of insurance reimbursement	11.3	—
Other adjustments	0.9	(11.3)
Adjusted Operating Expenses	$120.0	$127.0
(1) Consists of research and development expense, selling, general, and administrative expense, and goodwill and long-lived asset impairment charges from the Consolidated Statements of Operations.

	Three months ended March 31,
	2022	2021
Adjusted Operating Loss
GAAP Operating Loss	$(25.6)	$(46.7)
Acquisition - amortization of intangible assets	10.2	15.2
Goodwill and long-lived asset impairment charges	10.7	—
Equity compensation	10.1	8.8
Transformation initiatives	4.0	7.5
Legal charges, net of insurance reimbursement	(11.3)	—
Other adjustments	(0.9)	11.9
Adjusted Operating Loss	$(2.8)	$(3.3)

	Three months ended March 31,
	2022	2021
Adjusted Net Loss (1)
GAAP Net Loss Attributable to Myriad Genetics, Inc. Stockholders	$(20.5)	$(39.5)
Acquisition - amortization of intangible assets	10.2	15.2
Goodwill and long-lived asset impairment charges	10.7	—
Equity compensation	10.1	8.8
Transformation initiatives	4.0	7.5
Legal charges, net of insurance reimbursement	(11.3)	—
Other adjustments	(0.9)	11.9
Tax impact of non-GAAP adjustments	(5.1)	(8.8)
Adjusted Net Loss	$(2.8)	$(4.9)
Weighted average shares outstanding:
Basic and diluted	80.1	76.0
Adjusted Net Loss Per Share
Basic and diluted	$(0.03)	$(0.06)
(1) To determine Adjusted Net Loss Per Share, or adjusted LPS.

Adjusted Free Cash Flow Reconciliation
for the Three Months Ended March 31, 2022 and 2021
(unaudited data in millions)

	Three months ended March 31,
	2022	2021
Cash flow from operations	$(46.5)	$71.8
Capital expenditures	(6.3)	(7.1)
Free cash flow	$(52.8)	$64.7
Transformation initiatives	4.0	7.1
Legal charges, net of insurance reimbursement	2.9	—
Other adjustments	—	0.2
Tax impact associated with non-GAAP adjustments	(1.7)	(1.8)
Adjusted free cash flow	$(47.6)	$70.2

Following is a description of the adjustments made to GAAP financial measures:
•Acquisition – amortization of intangible assets – represents recurring amortization charges resulting from the acquisition of intangible assets.
•Goodwill and long-lived asset impairment charges – impairment charges on long-lived assets and goodwill.
•Equity compensation – non-cash equity-based compensation provided to Myriad Genetics employees and directors.
•Transformation initiatives – transitory costs such as consulting and professional fees related to transformation initiatives.
•Legal charges, net of insurance reimbursement – one-time legal expenses, net of insurance reimbursement received for legal expenses.
•Other adjustments – other one-time non-recurring expenses including changes in the fair value of contingent consideration related to acquisitions from prior years for the three months ended March 31, 2022. For the three months ended March 31, 2021, the other one-time non-recurring expenses included expenses related to leadership transition, expenses related to non-recurring severance and retention agreements, non-recurring legal expenses and potential future consideration related to acquisitions from prior years.
•Tax impact associated with non-GAAP adjustments – tax expense/(benefit) due to non-GAAP adjustments and differences between stock compensation recorded for book purposes as compared to the allowable tax deductions and, for the three months ended March 31, 2021, the CARES Act legislation.